UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

INNERSCOPE ADVERTISING AGENCY, INC.

(Exact name of registrant as specified in its charter)

Nevada	46-3096516
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

2281 Lava Ridge Court, Suite 130
Roseville, CA.	95661
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-209341

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share (the “Common Stock”), of Innerscope Advertising Agency, Inc., a Nevada corporation (the “Registrant”), to be registered hereunder is set forth under the caption “Description of Securities” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration Statement No. 333-209341) as originally filed with the Securities and Exchange Commission (the “Commission”) on February 2, 2016, as subsequently amended (the “Registration Statement”), and is incorporated herein by reference. In addition, a description of the Common Stock will be included in a prospectus to be subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description of Exhibit
1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 filed on November 2, 2016, on Form 8-K).
2	Bylaws (incorporated by reference to Exhibit 3.2 filed on February 2, 2016 to our Registration Statement on Form S-1 (our “Registration Statement”)).
3	Private Placement Offering Memorandum (incorporated by reference to Exhibit 10.1 filed on February 2, 2016 to our Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INNERSCOPE ADVERTISING AGENCY, INC.

Date: February 22, 2017	By:	/s/ Matthew Moore
	Name:	Matthew Moore
	Title:	Chief Executive Officer